INTERNATIONAL MERCANTILE CORPORATION

                       FILING TYPE:  S-8
                       DESCRIPTION:  REGISTRATION STATEMENT
                       FILING DATE:  APR 19, 2000
                        PERIOD END:  N/A

                  PRIMARY EXCHANGE:  OVER THE COUNTER INCLUDES OTC AND OTCBB
                            TICKER:  IMTL


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INTERNATIONAL MERCANTILE CORP -S-8- REGISTRATION STATEMENT DATE FILED: 4/19/2000
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                                TABLE OF CONTENTS

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             TO JUMP TO A SECTION, DOUBLE-CLICK ON THE SECTION NAME.

                                       S-8

PART I.........................................................................2
PART II........................................................................2
Item 3.........................................................................2
Item 4.........................................................................2
Item 5.........................................................................2
Item 6.........................................................................2
Item 7.........................................................................3
Item 8.........................................................................3
Item 9.........................................................................4
Item 10........................................................................4

                                      EX-5

EX-5...........................................................................5

                                     EX-10.1

Table1.........................................................................7

                                     EX-10.2

Table2........................................................................11

                                     EX-10.3

Table3........................................................................17

                                     EX-10.4

Table4........................................................................19

                                      EX-23

EX-23.........................................................................23


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INTERNATIONAL MERCANTILE CORP -S-8- REGISTRATION STATEMENT DATE FILED: 4/19/2000
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         1

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM S-8

                                 CURRENT REPORT

                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: APRIL 19, 2000

                      INTERNATIONAL MERCANTILE CORPORATION

Missouri                            0-7963                       43-0970243

--------                            ------                       ----------
(State or other juris-           (Commission                   (IRS Employer
diction of incorporation)        File Number)                Identification No.)

                            1625 KNECHT AVENUE, BALTIMORE, MD 21227

               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Title of Class of Securities         Amount to be    Proposed Maximum Offering          Amount of
to be Registered                      Registered         Price Per Share (1)               Fee
----------------                      ----------         -------------------               ---
Common Stock, $.001                   3,027,000                $.75                     $ 1,500.00
 par value


1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price in the market for the common stock on April 19, 2000.

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INTERNATIONAL MERCANTILE CORP -S-8- REGISTRATION STATEMENT DATE FILED: 4/19/2000
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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428(b)(1), the information required by Part 1 is included in documents sent or given to each employee of International Mercantile Corp, a Missouri corporation ("Company").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement and made a part hereof:

(a) The registrant's Form 10-K for the year ended December 31, 1999 filed on April 14, 2000 under Section 13(a) or 15(d) of Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) All other reports which may be filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.

(c) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposed of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

The class of securities to be offered hereby has been registered under Section 12 of the Exchange Act by the registrant, and incorporated by reference.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

           Art Fillmore, special securities counsel to the Registrant for the purpose of this Registration Statement, and whose opinion as to the legality of the issuance of the Shares hereunder is attached hereto as Exhibit 5. Fillmore will be issued shares of Registrant in payment for legal services rendered, which have a value of over $50,000.

Item 6.  Indemnification of Directors and Officers.

We shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Missouri, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer, or served any other enterprise as director, officer or employee at our request. The Board of Directors, in its discretion, shall have the power on our behalf to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee.

Missouri Code provides that Missouri corporations may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if the person's conduct was in good faith, was not opposed to the best interests of the corporation and in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent is not, of itself,

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determinative that the director did not meet the required standard of conduct.
Indemnification is not available in a proceeding by the corporation in which the director is adjudged liable or, in connection with any other proceeding where the director derived an improper personal gain.

Further, in an action brought by us or in our right, if the person, after exhaustion of all appeals, is found to be liable to us, or if the person makes payment to us in settlement of the action, indemnification is available only to the extent a court of competent jurisdiction determines the person is fairly and reasonably entitled to indemnification. Such discretionary indemnification is available only as authorized on a case-by-case basis by: (1)

the stockholders; (2) a majority of a quorum of the Board of Directors consisting of members of the Board who were not parties to the action, suit or proceeding; (3) if a majority of a quorum of the Board of Directors consisting of members of the board who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (4) if a quorum of the Board of Directors consisting of members of the Board who were not parties to the action cannot be obtained, by independent legal counsel in a written opinion.

To the extent that our director or officer is successful in defending against an action, suit or proceeding brought against that person as a result of their current or former status as an officer or director, we must indemnify the person against all expenses actually and reasonably incurred by the person in connection with their defense. Missouri law also allows Missouri corporations to advance expenses of officers and directors incurred in defending a civil or criminal action as they are incurred, upon receipt of an undertaking by or on behalf of the director or officer to repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Our By-laws provide for the indemnification of its directors and officers to the maximum extent provided by law. It is the position of the SEC and certain state securities administrators that any attempt to limit the liability of persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Consultants and Advisors

The following consultants, none of whom are being, paid for capital raising transacitons will be issued securities pursuant to this Registration statement:

Name                            Number                Type of Services Provided

----                            ------                ----------------------

Barry Klein, Esq.              677,000                Legal Services
Art Fillmore, Esq.             600,000                Legal Services
Roger LeBlanc, Esq.            250,000                Legal Services
Albert Randolph                400,000                Consulting Services
Steven Davis                   100,000                Consulting Services
Aron Langsam                   250,000                Consulting Services
Eric Attia                     750,000                Consulting Services


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Item 9.  Exhibits.

See Exhibit Index and Exhibits attached hereto.

Item 10.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time Commission declared it effective.

(4) For determining any liability under the Securities Act, treat each post effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification in against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on April 19, 2000.

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INTERNATIONAL MERCANTILE CORP -S-8- REGISTRATION STATEMENT DATE FILED: 4/19/2000
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Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated:

IMTL

Frederic Richardson

--------------------------
Executive V. P.

By: Frederic Richardson, Executive V. P.
1625 Knecht Avenue

Baltimore, Maryland 21227
Telephone: (410) 242-5000
Facsimile: (410) 247-8576

                                  EXHIBIT INDEX

Exhibit #
Exhibit Item

3.1      Articles of Incorporation (Incorporated by Reference, Form 10-SB)

3.2      Bylaws (Incorporated by Reference, Form 10-SB)

         Opinion Re: Legality and Consent

10.1     Roger LeBlanc, Esq. and Barry Klein, Esq., Art Fillmore Esq. Agreement

10.2     Consulting Agreement between the Company and Eric Attia, Albert
         Randolph

10.3     Consulting Agreement between the Company and Aron Langsam

10.4     Compensation Plan Agreement between the Company

10.5     Compensation Plan Agreement

23       Consent of Experts

      EX-5
          2

             OPINION RE: LEGALITY AND CONSENT

EXHIBIT 5

CONSENTS OF EXPERTS AND COUNSEL

Art Fillmore

April 19, 2000

IMTL

Attn: Frederic Richardson, Executive V. P.
1625 Knecht Avenue
Baltimore, Maryland 21227

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INTERNATIONAL MERCANTILE CORP -S-8- REGISTRATION STATEMENT DATE FILED: 4/19/2000
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RE: SEC Registration Statement on Form S-8

Dear Sir/Madam:

This firm (the "Firm") has been engaged as counsel for IMTL, a Missouri corporation (the "Company"), in connection with its proposed offering under the Securities Act of 1933, as amended (the "Act"), of 3,027,000 shares of its common stock which are to be issued under a plan for consulting services by the Company, by a filing of a Registration Statement under Form S-8 to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission"). In connection with rendering the opinion as set forth below, the Firm has reviewed and examined originals or copies of the following:

1. Articles of Incorporation of the Company, and any amendments, as filed with the Secretary of State of Missouri;

2. By Laws of the Company

3. Written Consent or Minutes of a Meeting of the Board of Directors on or about April 19, 2000 , authorizing the Consultant Agreement Plan (the "Plan") with the consultant and certain other matters;

4 The Company's Registration Statement on Form S-8 and exhibits thereto as filed with the Commission.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to the Firm as originals, the conformity with the original documents of all documents submitted to the Firm as certified or photostatic copies, and the authenticity of the originals of such copies and the truth of all information supplied us.

We have further assumed, among other things, that no shares are being issued as compensation for capital raising transaction that the recipient of the Shares will have completed the required services, and/or provided considerations required acceptable to the Board of Directors and in compliance with Form S-8 and that any Shares to be issued will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such Shares. We have not independently investigated or verified any matter, assumption, or representation.

Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement and does not cover subsequent issuances of shares, pertaining to services to be performed in the future (such transactions are required to be included in either a new registration Statement or a Post Effective Amendment to the Registration Statement including updated opinions).

This opinion is limited. We consent to you filing this opinion with the Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based upon our assumptions as to application of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matters, which may come to our attention hereafter.

Sincerely yours,

/S/ Art Fillmore

-----------------------------
Art Fillmore

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